                                                                   EXHIBIT 10(a)


                      MERCHANT SERVICES BANKCARD AGREEMENT


NORWEGIAN CRUISE LINE LIMITED     NORWEGIAN CRUISE LINE: ORIENT LINES
--------------------------------- ---------------------------------------------
Customer's Legal Name             Doing Business As

7665 CORPORATE CENTER DRIVE     MIAMI                    FL          33126
-------------------------------------------------------------------------------
Street Address                  City                     State       Zip Code

OTHER                             59-2786897
--------------------------------- ---------------------------------------------
Specify Whether Customer is a     Federal Taxpayer Identification Number
Corporation, Partnership Sole
Proprietorship, Non-Profit or
Other Type of Entity


LAMARR COOLER                     385-436-4101
--------------------------------- ---------------------------------------------
Recipient For Notices Under       Facsimile Number
Paragraph 24.5


This Merchant Services Bankcard Agreement ("Agreement") is among the CUSTOMER identified above, JPMORGAN CHASE BANK ("BANK") and CHASE MERCHANT SERVICES L.L.C., ("CMS") (BANK and CMS are collectively referred to as "SERVICERS").

BANK, as a member of Visa U.S.A., Inc. ("VISA") and MasterCard International Incorporated ("MasterCard"), is responsible for its VISA and MasterCard bankcard programs and has authorized CMS or its members pursuant to a separate agreement (the "Agency Agreement") to act as an agent of and in conjunction with BANK in performing authorization, processing and settlement services for merchants participating in BANK's MasterCard and VISA bankcard programs, in performing the additional services with respect to other cards as specified on the schedules to this Agreement and in taking related actions. CMS is acting in such capacity by executing and performing this Agreement. As between themselves, the respective rights and obligations of CMS and BANK shall be governed by the Agency Agreement and Association Rules.

In consideration of the mutual covenants and agreements set forth herein and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, SERVICERS and CUSTOMER agree as follows:

1. DEFINITIONS. As used in this Agreement, capitalized terms will have the meaning set forth in Annex 1.

2.       SERVICES.

         2.1 During the term of the Agreement, CUSTOMER shall use SERVICERS as its exclusive provider of all Services for CUSTOMER, except for CUSTOMER's Card transactions for on-board purchases for goods or services on its Orient Lines.

         2.2 Subject to Association Rules, Services may be performed by CMS or BANK as they may determine.

3.       ACCEPTANCE OF CARDS.

         3.1 CUSTOMER will accept any Card properly tendered, without imposing any special conditions not required or allowed by Association Rules. CUSTOMER will assess no special charge or extract any special agreement, condition (including any minimum or maximum transaction amounts) or security from a Cardholder in connection with any Card transaction. CUSTOMER shall not post signs indicating that CUSTOMER will refuse to honor Card transactions below or above a specified amount. CUSTOMER shall not engage in acceptance practices or procedures that discriminate against or discourage the offered use of any particular Card accepted by CUSTOMER except for special promotions offered in conjunction with an Association, provided such promotion does not otherwise violate any other Association's rules:

         3.2 CUSTOMER will check each Card used during transaction for validity in accordance with the terms of this Agreement, the Operating Guide and the applicable Association Rules. If the Cardholder is not present at the point-of-sale, CUSTOMER shall be responsible for identifying the Cardholder. CUSTOMER will not honor a Card that appears or CUSTOMER otherwise has reason to believe to be invalid or expired.

         3.3      All Transaction Records and Credit Transactions must include
                  (i) the transaction date; (ii) a brief description of the goods or services sold, returned or cancelled; (iii) the price of the goods or services, including applicable taxes, or amount of any credit or adjustment; (iv) the Cardholder name;
                  (v) CUSTOMER's name in a manner recognizable to Cardholders;
                  (vi) CUSTOMER's address; (vii) a customer service telephone number; (viii) any applicable terms and conditions of the sale; (ix) exact date any free trials end and (x) any other information which the applicable Association may require.

4.       OPERATING GUIDE; ASSOCIATION RULES.

         CUSTOMER acknowledges that it has received the Operating Guide, the terms of which are incorporated into this Agreement. CUSTOMER shall follow the procedures in the Operating Guide in connection with each Card transaction and comply with all applicable Association Rules. From time to time, SERVICERS may change the Operating Guide, in whole or in part, and other operating procedures, by providing CUSTOMER with at least 30 days' prior written notice of the change. However, in the event of changes in the Association Rules or for security reasons, certain change in procedures may become effective on shorter notice. If there is any conflict between the terms of this Agreement and the Operating Guide, the terms of this Agreement will govern, unless the conflict is directly related to a change in the Operating Guide which specifically addresses a procedure or requirement detailed in this Agreement.

5.       AUTHORIZATION.

         5.1 CUSTOMER shall be responsible for obtaining Authorization in advance for each Card transaction. The Authorization number provided by SERVICERS shall be recorded in the appropriate place on the Transaction Record. If Authorization is declined, CUSTOMER shall not complete the Card transaction.

         5.2 CUSTOMER acknowledges that Authorization, (i) indicates only the availability of credit at the time of Authorization; (ii) does not warrant that the person presenting the Card is the rightful Cardholder; and (iii) is not an unconditional promise or guarantee by SERVICERS that any Card transaction will not be subject to Chargeback.

6.       INTERNET, TELEPHONE AND MAIL ORDERS.

         6.1 For each internet, telephone or mail order, an Authorization must be obtained, regardless of the face amount, and CUSTOMER must complete the Transaction Record as described in the Operating Guide. CUSTOMER assumes all responsibility for identification of the Cardholder and the validity of the Card information for internet, telephone and mail orders. For internet, telephone and mail order Card transactions where merchandise is to be shipped or delivered to or for the Cardholder, the shipping date shall not be more than seven calendar days after the Authorization is obtained, and any shipping costs not included in the Authorization amount must not exceed 15% of the amount authorized.

         6.2 An installment payment option may be offered if all terms are clearly disclosed, each installment is authorized, the first installment is not submitted for settlement until the merchandise is shipped, and subsequent installments are submitted no more frequently than monthly.

         6.3 CUSTOMER's web site must contain a complete description of the goods or services offered, returned merchandise and refund policy, customer service contact information (including an email address or telephone number), known export or legal restrictions, and CUSTOMER's delivery policy.

         6.4 For internet transactions, copies of Transaction Records may be delivered to Cardholder's in electronic or paper format. CUSTOMER may not transmit Cardholder account numbers to Cardholders for internet transactions.

         6.5 CUSTOMER agrees to follow the VISA Cardholders Information Security Guidelines (presently available online at VISA's website WWW.VISA.COM) as well as any other security guidelines or requirements established by any applicable Association or by SERVICERS. Should SERVICERS or any Association require an audit of CUSTOMER's security practices, CUSTOMER shall cooperate in such audit and shall reimburse SERVICERS or the applicable Association for the cost of such audit.

7.       MULTIPLE TRANSACTION RECORDS AND PARTIAL CONSIDERATION.

         Except as specifically set forth in the Operating Guide or Association Rules, CUSTOMER shall list all items of goods and services purchased during each Card transaction and the total amount thereof on a single Transaction Record.

8.       PREAUTHORIZED ORDERS AND RECURRING SALES.

         8.1 If CUSTOMER is authorized to accept Preauthorized Orders or Recurring Sales (such as for insurance premiums, subscriptions, membership fees, tuition, utility charges or preauthorized health care payments), Authorization for each such Card transaction, regardless of the amount, must be obtained and CUSTOMER must write "Recurring Transaction" (for Visa and other non-MasterCard Card transaction) or "PO" (for MasterCard Card transactions) as applicable, on the Transaction Record in lieu of the Cardholder's signature.

         8.2 A Preauthorized Order or Recurring Sale may not include partial payments made to CUSTOMER for goods or services purchased in a single transaction. In no event may any finance charges be imposed on any periodic payments in connection with Preauthorized Order or Recurring Sale.

         8.3 CUSTOMER may not accept a Preauthorized Order or Recurring Sale from a Cardholder unless the Cardholder completes and delivers to CUSTOMER a written request (and, when applicable, a written renewal request) identifying (i) the goods or services to be charged to the Cardholder's account (ii) the amount of the preauthorized or recurring charges (unless such charges are for variable amounts), (iii) the frequency of the preauthorized or recurring charges and (iv) the duration of time for which the Cardholder's permission is granted. If CUSTOMER accepts any Preauthorized Orders or Recurring Sales for variable amounts, CUSTOMER must comply with the supplemental provisions set forth in the applicable Schedules.

         8.4 The Cardholder's written request (including any written renewal request) must (i) be retained for the duration of the preauthorized or recurring charges; (ii) be provided in response to SERVICERS' or a Card issuing bank's request for original documentation; and (iii) not be used after receiving notice of cancellation.

9.       CARDHOLDER REFUNDS AND CREDITS.

         9.1 If a Cardholder returns goods or cancels services purchased from CUSTOMER with a Card, or CUSTOMER allows any other price adjustment after a sale has been completed and a refund or adjustment is due to the, CUSTOMER may not return cash to the Cardholder but will instead prepare a Credit Transaction and process each such refund or adjustment, as specified in the Operation Guide and Association Rules. CUSTOMER will give the Card Holder a copy of the completed Credit Transaction.

         9.2 If CUSTOMER establishes a policy limiting refunds or acceptance of returned merchandise (E.G., no refund, exchange only, in-store credit only, or special conditions), CUSTOMER must adequately disclose such policy on each Transaction Record.

         9.3 CUSTOMER may not accept money from a Cardholder for the purpose of preparing and depositing a Credit Transaction that will effect a deposit to the Cardholder's account. CUSTOMER must not process a Credit Transaction without having completed a previous offsetting Card transaction with the same Cardholder. Under no circumstances may CUSTOMER require Cardholder to waive the Cardholder's right to dispute a Card transaction with the Card issuing bank.

         9.4 CUSTOMER is responsible for funding all Credit Transactions submitted by CUSTOMER to SERVICERS. CUSTOMER is responsible for maintaining adequate security with respect to any credit card terminals, computer equipment or other equipment utilized to submit Credit Transactions and is responsible for the actions of all of CUSTOMER's employees, agents or other persons who access such equipment. SERVICERS undertake no responsibility to CUSTOMER to monitor or review Credit Transactions submitted via CUSTOMER's account.

10.      PRESENTMENT OF CREDIT TRANSACTIONS.

         10.1 CUSTOMER shall electronically deliver to SERVICERS Transaction Records for all Card transactions to be processed and settled hereunder. All Transaction Records must be submitted within applicable Association time frames (including any time frames required for CUSTOMER to qualify for specified interchange rates) but in no event later than the third banking day after completing Card transactions (unless CUSTOMER is entitled to any special extension of these deadlines).

         10.2 If CUSTOMER utilizes a third party to transmit Transaction Records to SERVICERS, then CUSTOMER is responsible to assure that such third party properly transmits such Transaction Records according to current specifications established by SERVICERS.

11.      SETTLEMENT OF CARD TRANSACTIONS.

         11.1 SERVICERS will only be required to settle CUSTOMER's Card transactions for Cards specified in the Schedules. SERVICERS will initiate a transfer of the applicable settlement funds to CUSTOMER after presentment of Transaction Records pursuant to
                  Section 10 by wire transfer, ACH transfer or other agreed upon method of such applicable settlement funds to the Settlement Account. Settlement by wire generally occurs on the following banking day after SERVICERS process the applicable Card transactions.

         11.2 All settlements to CUSTOMER for VISA and MasterCard Card transactions will be based upon gross sales, less Credit Transactions, adjustments, applicable discount fees when due, Chargebacks, and any other amounts then due from CUSTOMER to SERVICERS.

         11.3 All credits to CUSTOMER's Settlement Account or other payments to CUSTOMER are provisional and are subject to, among other things, SERVICERS' final audit, Chargebacks, fees and fines imposed by the Associations. CUSTOMER agrees that SERVICERS may debit or credit CUSTOMER's Settlement Account for any deficiencies, overages, fees and pending Chargebacks, or may deduct such amounts from settlement due to CUSTOMER.

         11.4 SERVICERS will not be liable for any delays in receipt of funds or errors in debit and credit entries caused by third parties including but not limited to any Association or CUSTOMER's financial institution. In addition to any other remedies available to SERVICERS under this Agreement, CUSTOMER agrees that should any of the events set forth in Paragraph
                  19.3 occur and not be cured within any applicable cure period, SERVICERS may, upon at least 24 hours' advance written notice, change processing or payment terms to suspend credits or other payments of any and all funds, money and amounts now due or hereafter to become due to CUSTOMER from SERVICERS pursuant to the terms of this Agreement, until SERVICERS have had reasonable opportunity to investigate and discuss such event with CUSTOMER. In cases of fraud or similar cause, no prior notice shall be required, but SERVICERS shall notify CUSTOMER in writing within three business days after effectuating a suspension of credits or other payments, which notice shall state SERVICERS' reason for the belief that such fraud or similar cause exists.

12.      FEES; ADJUSTMENTS; COLLECTION OF AMOUNTS DUE.

         12.1 SERVICERS shall charge CUSTOMER a fee for the Services, which shall be calculated and payable pursuant to the Schedules and any additional pricing supplements. Any fees expressed as a percentage of CUSTOMER's Card transactions shall be calculated based on the gross amount of such transactions. CUSTOMER acknowledges that the fees stated herein are based upon the qualification of CUSTOMER's transactions for certain reduced interchange fees as set by the applicable Association. If CUSTOMER's Card transactions fail to qualify for the reduced interchange fees, SERVICERS shall process such Card transactions at the applicable interchange fees as set by the applicable Association.

         12.2 The fees for SERVICERS set forth in the Schedules and any additional pricing supplement, and based upon assumptions associated with the anticipated annual volume, average transaction size and CUSTOMER's method of doing business. If during any six month period the actual volume or average transaction size are 20% less than expected or if CUSTOMER significantly alters its method of doing business, SERVICERS may adjust CUSTOMER's discount fee and transaction fees.

         12.3 The fees for Services may be adjusted to reflect increases by Associations in interchange, assessments or other Association fees or to pass through increases charged by third parties for on-line communications and similar items. SERVICERS shall notify CUSTOMER of all such adjustments. All such adjustments shall be CUSTOMER's responsibility to pay and shall become effective upon the date any such change is implemented by the applicable Association or other third party.

         12.4 In addition to the regular Chargeback fees, set forth on the Schedules, CUSTOMER agrees to pay SERVICERS any fines imposed on SERVICERS by any Association, resulting from Chargebacks and any other fees or fines imposed by an Association with respect to acts or omissions of CUSTOMER.

         12.5 If CUSTOMER's Chargeback Percentage for any line of business exceeds an Association's industry chargeback percentage, CUSTOMER shall, in addition to the regular Chargeback fees due to SERVICERS and any applicable Chargeback handling fees or fines imposed by the applicable Association, pay SERVICERS the excessive Chargeback fee shown on the Schedules for all Chargebacks occurring in such month in such line(s) of business. Each industry chargeback percentage is subject to change from time to time by the Associations.

         12.6 If CUSTOMER believes any adjustments should be made with respect to CUSTOMER's Settlement Account for any amounts due to or due from SERVICERS, CUSTOMER must notify SERVICERS in writing within 45 days after any debit or credit is or should have been effected. If CUSTOMER notifies SERVICERS after such time period, SERVICERS may, in their discretion, assist CUSTOMER, at CUSTOMER's expense, in investigating whether any adjustments are appropriate and whether any amounts are due to or from other parties, but SERVICERS shall not have any obligation to investigate or effect any such adjustments.

13.      CHARGEBACKS.

         CUSTOMER shall be responsible for all Chargeback and associated amounts related to Card transactions settled by SERVICERS when Associations Rules provide for a Chargeback.

14. REPRESENTATIONS; WARRANTIES; LIMITATIONS ON LIABILITY; EXCLUSION OF CONSEQUENTIAL DAMAGES.

         14.1 Without limiting any other warranties hereunder, CUSTOMER represents and warrants as to each Card transaction submitted by CUSTOMER under this Agreement that:

                  (i) the Card transaction represents a bona fide sale/rental of merchandise or services not previously submitted;

                  (ii) the Card transaction represents an obligation of the Cardholder for the amount of the Card transaction;

                  (iii) the amount charged for the Card transaction is not subject to any dispute, setoff, or counterclaim;

                  (iv) the Card transaction amount is only for the merchandise or services (including taxes, but without any surcharge) sold or rented and, except for any delayed delivery or advance deposit Card transactions expressly authorized by this Agreement, the merchandise or service was actually delivered to or performed for the person entering into the Card transaction simultaneously upon CUSTOMER's accepting and submitting the Card transaction for processing;

                  (v) the Card transaction does not represent the refinancing of an existing obligation that has been deemed uncollectible or collection of a dishonored check;

                  (vi) CUSTOMER has no knowledge or notice of any fact, circumstances or defense which would indicate that the Card transaction was fraudulent or not authorized by the Cardholder or which would otherwise impair the validity or collectibility of the Cardholder's obligation arising from such Card transaction or relieve the Cardholder from liability with respect thereto;

                  (vii) any Credit Transaction submitted to SERVICERS represents a refund or adjustment to a Card transaction previously submitted;

                  (viii) the Card transaction is not related in any respect to any gambling or gambling related activity or transactions;

                  (ix) the Card transaction submitted to SERVICERS was entered into by CUSTOMER and the Cardholder; and

                  (x) the Card transaction was made in accordance with the terms of this Agreement, Association Rules and the Operating Guide.

         14.2 THIS AGREEMENT IS A SERVICE AGREEMENT, AND EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SERVICERS DISCLAIM ALL OTHER REPRESENTATIONS OR WARRANTEES, EXPRESS OR IMPLIED, MADE TO CUSTOMER OR ANY OTHER PERSON, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (REGARDLESS OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO THE SERVICES PROVIDED UNDER THIS AGREEMENT.

         14.3 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL ANY PARTY, THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS, BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL THEORY FOR LOST PROFITS, LOST REVENUES, LOST BUSINESS OPPORTUNITIES, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES,

                  REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER ANY PARTY OR ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         14.4 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, SERVICERS' CUMULATIVE LIABILITY FOR ALL LOSSES, CLAIMS, SUITS, CONTROVERSIES, BREACHES, OR DAMAGES FOR ANY CAUSE WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, THOSE ARISING OUT OF OR RELATED TO THIS AGREEMENT) AND REGARDLESS OF THE FORM OF ACTION OR LEGAL THEORY SHALL NOT EXCEED: (I) $500,000; OR (II) THE AMOUNT OF FEES RECEIVED BY SERVICERS PURSUANT TO THE AGREEMENT FOR SERVICES PERFORMED IN THE IMMEDIATELY PRECEDING 12 MONTHS, WHICHEVER IS GREATER.

15.      RETENTION OF RECORDS.

         15.1 CUSTOMER shall retain legible copies of Transaction Records and Credit Transaction vouchers for a period of at least eighteen (18) months from the date of each such transaction.

         15.2 Unless the Schedules provide that SERVICERS are responsible for retaining records of CUSTOMER's Card transaction data AND CUSTOMER has actually delivered to SERVICERS the applicable Card transaction data containing all required information in legible and suitable form for imaging or electronic capture and storage (as applicable), CUSTOMER shall be responsible for the retrieval of all Transaction Records and Credit Transactions requested by SERVICERS in accordance with the terms of this Agreement.

16.      CASH PAYMENTS BY AND CASH DISBURSEMENTS TO CARDHOLDERS.

         CUSTOMER shall not accept any direct payments from Cardholders for charges of merchandise or services which have been included on a Transaction Record, it being the right of the Card issuing bank to receive such payments. Taxes on Card transactions must be included in the amount charged and may not be collected by CUSTOMER in cash. CUSTOMER shall not make any cash disbursements to a Cardholder as part of a Card transaction except to the extent expressly authorized by the Schedules or Association Rules.

17.      CONFIDENTIALITY.

         17.1 Unless CUSTOMER obtains consents from each applicable Association, SERVICERS, Card issuing bank and Cardholder, CUSTOMER shall not disclose, sell or disseminate any information obtained solely as a result of Cardholder's use of Cards to purchase goods or services from CUSTOMER (including the names, addresses and Card account numbers of Cardholders) except for purposes of authorizing, completing and settling Card transactions and resolving any chargebacks, retrieval requests or similar issues involving Card transactions, other than pursuant to a court or governmental agency request, subpoena or order. CUSTOMER shall use proper controls for and shall limit access to, and shall render unreadable prior to discarding, all records containing Cardholder account numbers and Card imprints.

         17.2 CUSTOMER acknowledges that it obtains no ownership rights in any information relating to and derived from Card transactions. Cardholder account numbers, personal information and other Card transaction information, including any databases containing such information, may not be sold or disclosed to a third party as an asset upon a bankruptcy, insolvency or failure of CUSTOMER's business. Upon a bankruptcy, insolvency or failure of CUSTOMER's business all Card transaction information must be returned to SERVICERS or acceptable proof of the destruction of all Card transaction information must be provided to SERVICERS.

         17.3 For the sake of clarification, nothing in this Section 17 shall restrict CUSTOMER's use of information gathered in the normal course of CUSTOMER's business (excluding Card account numbers).

         17.4 SERVICERS agree not to use name, trademarks, service marks, trade names or logos of CUSTOMER in any press release or marketing publication or advertisement without CUSTOMER's prior written consent.

18.      ASSIGNMENT.

         18.1 Any transfer or assignment of this Agreement by CUSTOMER, by operation of law or otherwise, is voidable by SERVICERS without SERVICERS' prior written consent, which consent shall not be unreasonably withheld. In the event of such transfer or assignment, the party to whom the Agreement was transferred or assigned shall be bound to the terms and conditions of this Agreement to the same extent as if SERVICERS and such assignee or transferee, as the case may be, entered into an agreement identical to this Agreement on the effective date of such transfer or assignment. Furthermore, CUSTOMER shall indemnify and hold SERVICERS harmless from all liabilities, Chargebacks, expenses, costs, fees and fines arising in connection with such transferees or assignees, as the case may be, submission of Card transactions to SERVICERS for processing. For purposes of this Agreement, any transfer of voting control of CUSTOMER or its parents shall be considered an assignment or transfer hereof.

         18.2 Upon notice to CUSTOMER, another VISA and MasterCard member may be substituted for BANK under whose sponsorship this Agreement is performed and for whom CMS is acting as agent hereunder. Upon substitution, such other VISA and MasterCard member shall be responsible for all obligations required of BANK, including without limitation, full responsibility for its bankcard program and such other obligations as may be expressly required by applicable Association Rules. Subject to Association Rules, SERVICERS may assign or transfer this Agreement and their rights and obligations hereunder and may delegate their duties hereunder, in whole or in part, to any third party, whether in connection with a change in sponsorship, as set forth in the preceding sentence, or otherwise, without notice to or consent of CUSTOMER.

         18.3 Except as provided in the following sentence, this Agreement shall be binding upon successors and assigns and shall inure to the benefit of the parties and their respective permitted successors and assigns. No assignee for the benefit of creditors, custodian, receiver, trustee in bankruptcy, debtor in possession, sheriff or any other officer of a court, or other person charged with taking custody of a party's assets or business, shall have any right to continue or to assume or to assign this Agreement.

19.      TERM; EVENTS OF DEFAULT.

         19.1 This Agreement and the applicable Schedules shall become effective upon the date this Agreement and the applicable Schedules are signed by BANK, which shall in all instances be on or after the date(s) CUSTOMER and CMS sign this Agreement and the applicable Schedules and CUSTOMER will be advised of the effective date by SERVICERS.

         19.2 The initial term of this Agreement shall commence and shall continue in force for five (5) years after it becomes effective. This Agreement shall renew for successive one-year periods unless a party terminates this Agreement by notice to all other parties, in writing, at least 90 days prior to the expiration of the term or renewal term, as the case may be.

         19.3 If any of the following events shall occur (each an "Event of Default"):

                  (i) a material adverse change in the business, financial condition, business procedures, products or services of CUSTOMER; or

                  (ii) any assignment in violation of Section 18 of this Agreement; or

                  (iii) a sale of all or a substantial portion of CUSTOMER's assets; or

                  (iv) fraudulent or suspected fraudulent Card sales by CUSTOMER, excessive Chargebacks (in excess of 1.0% of dollar or transaction volume); or

                  (v) any representation or warranty in this Agreement is breached in any material respect or was or is incorrect in any material respect when made or deemed to be made; or

                  (vi) the default in any material respect in the performance or observance of any term, covenant, condition or agreement contained in this Agreement, including, without limitation, the establishment or maintenance of funds in a Reserve Account, as detailed in Paragraph 20;

                  (vii) CUSTOMER shall default in any material respect in the performance or observance of any term, covenant or condition contained in any agreement with any affiliate of SERVICERS, including, but not limited to, any agreement governing check guarantee or check verification services; or

                  (viii) a case or other proceeding shall be commenced by or against CUSTOMER or SERVICERS, in any court of competent jurisdiction seeking relief under the Bankruptcy Code or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, winding up or adjustments of debts, the appointment of a trustee, receiver, custodian, liquidator or the like or CUSTOMER or SERVICERS, or of all or any substantial part of the assets, domestic or foreign, of CUSTOMER or SERVICERS, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive days, or an order granting the relief requested in such case or proceeding against CUSTOMER or SERVICERS (including, but not limited to, an order for relief under the Bankruptcy Code) shall be entered; or

                  (ix) the independent certified accountants retained by CUSTOMER shall refuse to deliver an unqualified opinion with respect to the annual financial statements of CUSTOMER and its consolidated subsidiaries; or

                  (x) CUSTOMER shall indicate that any association endorses its products or Services;

                  then upon the occurrence of (i) an Event of Default specified in subparagraphs (iv) or (viii) above, the non-defaulting party may consider this Agreement to be terminated immediately, without notice, and all amounts payable hereunder by CUSTOMER to SERVICERS shall be immediately due and payable in full without demand or other notice of any kind, all of which are expressly waived by CUSTOMER, and (2) an Event of default specified in subparagraphs (v) or (vi) above, this Agreement may be terminated by the non-defaulting party by giving not less than 30 days' notice and cure period to the other parties, and upon such notice and failure to cure, all amounts payable hereunder by CUSTOMER or SERVICERS shall be due and payable on demand 2) any other Event of Default, this Agreement may be terminated by the non-defaulting party by giving not less than 10 days' notice and cure period to the other parties, and upon such notice and failure to cure, all amounts payable hereunder by CUSTOMER to SERVICERS shall be due and payable on demand.

         19.4 If any Event of Default shall have occurred and be continuing, the parties may, in their sole discretion, exercise all of their rights and remedies under applicable law, including, without limitation, SERVICERS' rights under Section 20.

         19.5 This Agreement also may be terminated by SERVICERS prior to the then-current expiration date upon at least 90 days' advance written notice, if CUSTOMER's Card transactions fail to conform to the average transaction size or the volume is 20% less than as set forth in the Schedules.

         19.6 If this Agreement is terminated for cause (as "cause" is defined by Association Rules), CUSTOMER acknowledges that SERVICERS may be required to report CUSTOMER's business name and the names and other identification of its principals to the Combined Terminated Merchant File maintained by VISA and MasterCard. CUSTOMER expressly agrees and consents to such reporting in the event CUSTOMER is terminated for any reason specified as cause by VISA or MasterCard. Furthermore, CUSTOMER agrees to waive and hold SERVICERS harmless from and against, any and all claims which CUSTOMER may have as a result of such reporting.

         19.7 The provisions governing processing and settlement of Card transactions, all related adjustments, frees and other amounts due from CUSTOMER and the resolution of any related chargebacks, disputes or other issues involving Card transactions will continue to apply even after termination of this Agreement, until all Card transactions made prior to such termination are settled or resolved.

         19.8 After termination of this Agreement for any reason whatsoever, CUSTOMER shall continue to bear total responsibility for all Chargebacks, fees, credits and adjustments resulting from Card transactions processed pursuant to this Agreement and all other amounts then due or which thereafter may become due to SERVICERS under this Agreement or which may be due to SERVICERS before or after such termination to either SERVICERS or any of SERVICERS' affiliates for any related equipment or related services.

20.      RESERVE ACCOUNT; SECURITY INTEREST.

         20.1 CUSTOMER expressly authorizes SERVICERS to establish a Reserve Account pursuant to the terms and conditions set forth in this
                  Section 20. The initial amount of the Reserve Account will be generated as follows:

                  CUSTOMER shall provide SERVICERS with a $100,000,000 letter of credit in form, substance and issued by a financial institution or institutions acceptable to SERVICERS ("Collateral Letter of Credit") prior to the initial submission of Card transactions for processing. The financial institutions issuing the Collateral Letter(s) of Credit musts have ratings of no less than A3 and A- as assigned by Moody's and S&P respectively and the amount of the letter(s) of credit may not represent more than 10% of the issuing institution's capital base. Beginning 30 days after the submission of the first Card transactions of processing, SERVICERS will begin retaining 50% of the proceeds related to all Card transactions until the total value of the Reserve Account, including the Collateral Letter of Credit equals $125,000,000. The total amount maintained in the Reserve Account (Collateral Letter of Credit and cash inclusive) will then be adjusted on a monthly basis to equal the greater of:

                           (a) 100% of the Unfulfilled Ticket Liability ("UTL") as of the most recent monthly reporting period;

                           (b) the UTL projected for the end of the current calendar month; or

                           (c) SERVICERS' reasonable estimate of UTL if CUSTOMER has not provided SERVICERS with any of the UTL reports outlined in 21.1(b) or
                                    (c), or if SERVICERS reasonably believe that the information in the report does not accurately reflect the amount of SERVICERS' potential advance ticket liability.

                  Increases in the Reserve Account may be generated (at CUSTOMER's option) via:

                           (i)      the submission of cash by CUSTOMER to
                                    SERVICERS or

                           (ii) the provision of additional letters of credit, up to a maximum of 90% of the total amount of the required Reserve Account (all letters of credit are subject to the same requirements as the Collateral Letter of Credit); or

                           (iii) the retention by SERVICERS of the proceeds from Card transactions.

                  Increases in the Reserve Account as described in clauses (i) or (ii) above must be provided within three (3) days following notice from SERVICERS to CUSTOMER. SERVICERS may effect an increase in the Reserve Account in the manner described in clause (iii) above if SERVICERS have not otherwise received all amounts which are to be deposited in the Reserve Account within such three (3) day notice period and will be effected through the retention of 100% of proceeds of Card transactions and shall continue until the Reserve Account or any shortfall is fully funded.

                  On a monthly basis, calculations will be made as outlined above and corresponding adjustments (increases or decreases), if necessary, will be made to the Reserve Account in the form and timeframes outlined above. Any increases or reductions in the Reserve Account balance shall be rounded to the nearest $100,000. In the case that a decrease in the Reserve Account is warranted, SERVICERS will return any appropriate moneys maintained in the Reserve Account to CUSTOMER by the 10th day of the month or within 5 days of SERVICERS' receipt of the UTL reports referenced in subsection 21.1(b) and (c) of this Agreement.

                  Notwithstanding the foregoing, the minimum Reserve Account requirement will be $125,000,000.

                  Notwithstanding anything to the contrary in this Agreement, SERVICERS will perform ongoing assessments of the financial institution(s) which has (have) issued any of the letter(s) of credit offered as collateral. If SERVICERS, in their sole discretion, feel that any of the issuing institutions is no longer acceptable, SERVICERS may require that the letter of credit issued by that institution be replaced in whole or in part with a letter of credit issued by a financial institution acceptable to SERVICERS or be replaced in whole or in part with cash collateral.

         20.2 Notwithstanding anything outlined in Section 20.1 of this Agreement, SERVICERS may, in their discretion, adjust the amount required to be maintained in the Reserve Account and how said amounts are generated or calculated. Any decision to alter the amount of the Reserve Account will be based upon (a) CUSTOMER's processing history and any changes to the anticipated risk of loss to SERVICERS or (b) any changes to CUSTOMER's financial condition, sales practices, Card processing history or fulfillment practices. Any increase to the amount of the Reserve Account from that which is outlined in Section 20.1 shall be fully funded upon three days notice to CUSTOMER, or in instances of fraud or an Event of Default, reserve account funding may be immediate. Such Reserve Account may be funded by all or any combination of the following: (i) one or more debits to CUSTOMER's Settlement Account or any other accounts held by BANK or any of its affiliates; (ii) one or more deductions or offsets to any payments otherwise due to CUSTOMER; (iii) CUSTOMER's delivery to SERVICERS of a letter of credit; or (iv) if SERVICERS so agree, CUSTOMER's pledge to SERVICERS of a freely transferable and negotiable certificate of deposit. Any such letter of credit or certificate of deposit shall be issued or established by a financial institution acceptable to SERVICERS and shall be in a form satisfactory to SERVICERS. In the event of termination of this Agreement by either CUSTOMER or SERVICERS, an immediate Reserve Account may be established without notice in the manner provided above. Any Reserve Account will be held by BANK for the greater of ten months after termination of this Agreement or for such longer period of time as its consistent with BANK's liability for Card transactions in accordance with Association Rules. CUSTOMER's funds held in a reserve account may be held in a commingled Reserve Account for the reserve funds of BANK's customers, without involvement by an independent escrow agent. Any cash balances maintained in the Reserve Account will yield interest at the Federal Funds rate, as stated from time to time in the Wall Street Journal, less 1.0%.

         20.3 If CUSTOMER's funds in the Reserve Account are not sufficient to cover the Chargebacks, adjustments, fees and other charges due from CUSTOMER, or if the funds in the Reserve Account have been released, CUSTOMER agrees to promptly pay SERVICERS such sums upon request. In the event of a failure by CUSTOMER to fund the Reserve Account, SERVICERS may fund such Reserve Account in the manner set forth in subsection 20.2, above.

         20.4 To secure CUSTOMER's obligations to SERVICERS and their affiliates under this Agreement and any other agreement for the provision of related equipment or related services, CUSTOMER grants to SERVICERS a lien and security interest in and to any of CUSTOMER's funds pertaining to the Card transactions contemplated by this Agreement which may be in the possession of SERVICERS. Any such funds, money or amounts may be commingled with other funds of SERVICERS, or, in the case of any funds held pursuant to the foregoing paragraphs, with any other funds of other customers of SERVICERS. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, SERVICERS are hereby authorized by CUSTOMER at any time and from time to time, without notice or demand to CUSTOMER or to any other person (any such notice and demand being hereby expressly waived), to set off, recoup and to appropriate and to apply any and all such funds against and on account of CUSTOMER's obligations to SERVICERS and their affiliates under this Agreement and any other agreement with SERVICERS or any of SERVICERS' affiliates for any related equipment or related services (including any check guarantee and check verification services), whether such obligations are liquidated, unliquidated, fixed, contingent, matured or unmatured. CUSTOMER agrees to duly execute and deliver to SERVICERS such instruments and documents as SERVICERS may reasonably request to perfect and confirm the lien, security interest, right of set off, recoupment and subordination set forth in this Agreement.

         20.5 (a) In the event that CUSTOMER feels that it has recognized a material improvement in its credit profile, CUSTOMER may request that SERVICERS review the Reserve Account for consideration of a reduction in the required balance. The determination as to whether to reduce the required reserve balance will be made in SERVICERS' sole discretion and SERVICERS will be under no obligation to make any such reduction. If, following review, SERVICERS decide not to reduce the required balance of the Reserve Account, CUSTOMER may terminate this Agreement with 90 days' written notice to SERVICERS. Such notice of termination, however, shall not relieve CUSTOMER of any of its obligations under this Agreement including, but not limited to, the funding of any additional reserve balances required by SERVICERS.

                  (b) Notwithstanding any terms or obligations herein, if any third party bank or entity offers to provide comparable authorization, processing and settlement services to CUSTOMER during the term of this Agreement and such offer includes a provision relating to the collateral and reserve requirements which is materially favorable (a reduction of 20% or more) to that of SERVICERS at that point in time, CUSTOMER shall have the right to provide evidence of such collateral terms to SERVICERS and to terminate this Agreement upon at 90 days written notice to SERVICERS. Notwithstanding the foregoing, upon receipt of any such notice from CUSTOMER and in lieu of termination of this Agreement, SERVICERS may elect to amend the terms of this Agreement and provide CUSTOMER with the more favorable reserve requirements. If SERVICERS do, indeed, elect to take such action, this Agreement will remain in force. In the event SERVICERS elect not to amend the terms of this Agreement, this Agreement will affectively terminate 90 days following SERVICERS' receipt of the original notice of termination. Such termination, however, shall not relieve CUSTOMER of any of its obligations under this Agreement including, but not limited to, the funding of any additional reserve balances required by SERVICERS.

                  Notwithstanding any of the foregoing in this Section 20.3, CUSTOMER may exercise its rights under subsections 20.3(a) and 20.3(b) no more frequently than once in any twelve month period.

21.      FINANCIAL AND OTHER INFORMATION.

         21.1     CUSTOMER agrees to provide SERVICERS with the following:

                  (a) monthly financial statements of CUSTOMER within 30 days of the end of each month, quarterly financial statements of CUSTOMER within 45 days after the end of each fiscal quarter and annual audited financial statements within 90 days after the end of each fiscal year. Such financial statements shall be prepared in accordance with generally accepted accounting principles.

                  (b) on a monthly basis within 3 (three) business days following the conclusion of each month, a written quantification of the then current outstanding UTL, certified by CUSTOMER's CFO and in form satisfactory to SERVICERS

                  (c) on a monthly basis within 3 (three) business days following the conclusion of each month, projections, broken down by month, of UTL for the following 12 month period

                  (d) an annual cash flow, P&L (income statement) and balance sheet forecast broken down by month

                  (e) such other financial information that SERVICERS may reasonably request.

                  CUSTOMER also shall provide such other information concerning the nature and methods of CUSTOMER's business and CUSTOMER's compliance with the terms and provisions of this Agreement as SERVICERS may reasonably request. CUSTOMER authorizes SERVICERS to obtain from third parties financial and credit information relating to CUSTOMER in connection with SERVICERS' determination whether to execute this Agreement and SERVICERS' continuing evaluation of the financial and credit status of CUSTOMER . Upon request, CUSTOMER shall provide to SERVICERS or their representatives reasonable access to CUSTOMER's facilities and records for the purpose of performing any inspection and/or copying of CUSTOMER's books and/or related to Card transactions processed pursuant to this Agreement.

         21.2 CUSTOMER will provide SERVICERS with written notice of CUSTOMER's intent to liquidate, substantially change the basic nature of its business, transfer or sell any substantial part (25% or more in value) of its total assets, or if CUSTOMER or its parent is not a corporation whose shares are listed on a national securities exchange or on the over-the-counter market, change the control or ownership of CUSTOMER or its parent, 30 days prior to such liquidation, change, transfer or sale taking place. CUSTOMER will also notify SERVICERS of any judgment, writ, warrant of attachment, execution or levy against any substantial part (25% or more in value) of CUSTOMER's total assets not later than three days after CUSTOMER obtains knowledge of any such judgment, writ, warrant of attachment, execution or levy.

22.      INDEMNIFICATION.

         22.1 Subject to the limitations set forth in Section 14 of this Agreement, CUSTOMER agrees to indemnify and hold harmless SERVICERS from and against all losses, liabilities, damages and expenses resulting from any breach of any warranty, covenant or agreement or any misrepresentation by CUSTOMER under this Agreement, or arising out of any gross negligence or willful misconduct of CUSTOMER or its employees, in connection with CUSTOMER's Card transactions or otherwise arising from CUSTOMER's provision of goods and services to Cardholders.

         22.2 Subject to the limitations set forth in Section 14 of this Agreement, SERVICERS agree to indemnify and hold harmless CUSTOMER from and against all losses, liabilities, damages and expenses resulting from any breach of any warranty, covenant or agreement or any misrepresentations by SERVICERS under this Agreement or arising out of the gross negligence or willful misconduct of SERVICERS or their employees in connection with this Agreement.

23.      LIQUIDATED DAMAGES.

         23.1 The parties further agree and acknowledges that, in addition to any remedies contained herein or otherwise available under applicable law and, notwithstanding anything to the contrary elsewhere in this Agreement, if (a) CUSTOMER breaches this Agreement by improperly terminating it prior to the expiration of the applicable term of the Agreement, or (b) this Agreement is terminated prior to the expiration of the applicable term of the Agreement in accordance with, and due to, an Event of Default by CUSTOMER specified in subsection 19.3 (ii) - (vii) and (x), then SERVICERS will suffer a substantial injury that is difficult or impossible to accurate estimate. Accordingly in an effort to liquidate in advance the sum that should represent the damages which would actually be sustained by SERVICERS as the result of such a termination, the parties have agreed that the amount calculated in the manner specified below is a reasonable pre-estimate of SERVICERS' probable loss, which shall be paid to SERVICERS as liquidated damages in the event of any such termination. Any recovery pursuant to this Section 23 shall in no way limit SERVICERS' right to receive any payments due from CUSTOMER pursuant to Section 13. Such liquidated damages shall be paid to SERVICERS within 15 days after CUSTOMER's receipt of SERVICERS' calculation of the amount due. The liquidated damages amount shall equal 80% of the product of (i) the average net monthly fees, as determined in accordance with subsection 23.2, and (ii) the number of months, including any pro rata portion of a month, then remaining in the initial term or any renewal term, as applicable.

         23.2 The average net monthly fees shall equal one-twelfth of the gross fees payable pursuant to the Schedules, less applicable interchange fees and assessments due pursuant to this Agreement, during the 12 months immediately preceding the date on which (i) SERVICERS receive notice from CUSTOMER of its intention to terminate this Agreement early, or (ii) SERVICERS learn of CUSTOMER's early termination in violation of this Agreement, or (iii) this Agreement is terminated early pursuant to subsection 19.3 (whichever produces the higher amount); provided, however, if the Agreement has been in place less than 12 months, the estimated average net monthly fees shall equal the aggregate gross fees paid hereunder by CUSTOMER , divided by the number of months the Agreement was effective.

24.      MISCELLANEOUS.

         24.1 No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country; (iii) any act or omission of the other party or any government authority; (iv) any labor disputes (whether or not employees' demands are reasonable or within the party's power to satisfy); or (v) the nonperformance by a third party for any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

         24.2 This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to its choice of law provisions). In performing its obligations under this Agreement, each party agrees to comply with all laws and regulations applicable to it. SERVICERS AND CUSTOMER IRREVOCABLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY CLAIM RELATING TO OR ARISING UNDER THIS AGREEMENT.

         24.3 CUSTOMER shall be liable for any and all attorney's fees, collection costs and other costs and expenses paid or incurred by SERVICERS in the enforcement hereof, or in collecting any amount due from CUSTOMER to SERVICERS hereunder or resulting from any breach by CUSTOMER of any of the terms or conditions of this Agreement.

         24.4 Following receipt of any requests to perform or provide any system enhancements, custom reports, or related service enhancements that are different from or in addition to the system, services and reports SERVICERS otherwise agree to provide to CUSTOMER (collectively, "System Enhancements"), and prior to providing the requested System Enhancements, SERVICERS shall provide CUSTOMER with a description of the System Enhancements to be made, together with an estimate of

                  SERVICERS' fee for providing such System Enhancements. If CUSTOMER thereafter instructs SERVICERS to make such System Enhancements, SERVICERS shall do so, and CUSTOMER shall pay the additional fees charged by SERVICERS for such System Enhancements.

         24.5 Except as otherwise specifically provided, all notices and other communications required or permitted hereunder (other than those involving normal operational matters relating to the processing of Card transactions) shall be in writing, shall be sent by mail, courier, facsimile or email (facsimile and email notices shall be confirmed in writing by courier), if to CUSTOMER at its address appearing at the beginning on this Agreement, and if to SERVICERS at 265 Broad Hollow Road, Melville, New York 11747, Facsimile (631) 843-6822, Attention:
                  Executive Vice President Operations, with a copy to Attention:
                  General Counsel's Office at 3975 N.W. 120th Avenue, Coral Springs, Florida 33065, Facsimile: (954) 845-5550, and shall be deemed to have been given (i) if sent by mail or courier, when received and (ii) if sent by facsimile machine, when the courier confirmation copy is actually received. Notice given in any other manner shall be effective when actually received.

         24.6 The headings contained in this Agreement are for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         24.7 The parties intend every provision of this Agreement to be severable. If any part of this Agreement is not enforceable, the remaining provisions shall remain valid and enforceable. If a court of competent jurisdiction determines that any term or provision contained herein is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

         24.8 This agreement, along with any Schedules and the Operating Guide, constitutes the entire agreement between the parties with respect to the subject matter, supersedes any previous agreements and understandings and, except as provided in other Sections of this Agreement, the Schedules or the Operating Guide, can be changed only by a written agreement signed by all parties. A party's waiver of a breach of any term or condition of this Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

         24.9 The parties acknowledge that the VISA and MasterCard Association Rules give VISA and MasterCard certain rights to require termination or modification of this Agreement with respect to transactions involving VISA and MasterCard Cards and the VISA and MasterCard Card system and to investigate CUSTOMER. The parties also acknowledge that issuers of other Cards, for which SERVICERS perform services on behalf of CUSTOMER, may have similar rights under their applicable Association Rules with respect to this Agreement's applicability to transactions involving such other Cards.

         The parties hereto have caused this Agreement to be executed by their duly authorized officers. THIS AGREEMENT IS NOT BINDING UPON SERVICERS UNTIL SIGNED BY SERVICERS.





NORWEGIAN CRUISE LINE LTD                   JP MORGAN CHASE BANK
-----------------------------------------   ------------------------------------
(CUSTOMER)                                  ("BANK")

By: /s/ LAMARR COOLER                       By: /s/ PHILIP LEVINE
   --------------------------------------      ---------------------------------

Name:  LAMARR COOLER                        Name:  PHILIP LEVINE
       ----------------------------------          -----------------------------
            (Please Print or Type)                     (Please Print or Type)

Title:  EXECUTIVE VICE PRESIDENT            Title:  Credit Director, FDMS
        ---------------------------------           Attorney in Fact for
                                                    Chase Manhattan Bank
                                                    ----------------------------

Date:  MARCH 14, 2003                       Date:  3/27/03
       ----------------------------------          -----------------------------

CHASE MERCHANT SERVICES L.L.C.
-----------------------------------------   CERTIFIED TO BE A TRUE AND
("CMS")                                     CORRECT COPY OF THE ORIGINAL [stamp]
                                            [illegible signature]
By:    /s/ PATRICIA KELLER                  ----------------------------
       ----------------------------------

Name:  PATRICIA KELLER
       ----------------------------------
             (Please Print or Type)

Title:  CHIEF FINANCIAL OFFICER,
        CHASE MERCHANT SERVICE, LLC

Date:  4/2/03
       ----------------------------------

                                     ANNEX 1



The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         1.1 "ASSOCIATION" means any entity formed to administer and promote Cards, including VISA and MasterCard, and any other entity as specified on the Schedules to this Agreement.

         1.2 "ASSOCIATION RULES" mean the rules, regulations, releases, interpretations and other requirements (whether contractual or otherwise) imposed or adopted by any Association.

         1.3 "AUTHORIZATION" means the process by which CUSTOMER electronically accesses SERVICERS' computerized system, unless such system is inoperable or otherwise not accessible to CUSTOMER, in which case CUSTOMER shall utilize the designated toll-free telephone number, to obtain credit approval from the Card issuing bank before completion of the Card transaction.

         1.4 "BANKRUPTCY CODE" means title 11 of the United States Code, as amended from time to time.

         1.5 "BUSINESS DAY" means a day (other than Saturday or Sunday) on which SERVICERS are generally open for business.

         1.6 "CARD" means a valid credit card or valid off-line debit card bearing the service mark of VISA or MasterCard and, to the extent the Schedules so provide, a valid card issued by any other Associations specified on such Schedules.

         1.7 "CARDHOLDER" means the individual whose name is embossed on the Card and any authorized user of such Card.

         1.8 "CHARGEBACK" means the procedure by which a Transaction Record or other indicia of a Card transaction (or disputed portion thereof) is returned to Bank or the Card issuing bank, for failing to comply with Association Rules, the liability of which is the CUSTOMER's responsibility.

         1.9 "CREDIT TRANSACTION" means the evidence of a refund or price adjustment by CUSTOMER to a Cardholder's account in connection with a prior purchase by such Cardholder using a Card, regardless of whether the form of such evidence is in paper, electronic or otherwise.

         1.10 "CUSTOMER'S CHARGEBACK PERCENTAGE" means the actual monthly percentage calculated by dividing CUSTOMER's total monthly VISA and MasterCard Chargeback items in any line of business by the number of CUSTOMER's total monthly VISA and MasterCard transactions in such line of business.

         1.11 "OPERATING GUIDE" means the then-current manual prepared by SERVICERS, containing operational procedures, instructions and other directives relating to Card transactions.

         1.12 "PREAUTHORIZED ORDER" means a Cardholder's written authorization to make one or more future charges to such Cardholder's MasterCard Card account in connection with the purchase of goods or services which are delivered or performed periodically.

         1.13 "RECURRING SALE" means a Cardholder's written authorization to make one or more future charges to such Cardholder's VISA or other non-MasterCard Card account in connection with the purchase of goods or services which are delivered or performed periodically.

         1.14 "RESERVE ACCOUNT" means a fund established and managed by SERVICERS to protect against actual or contingent liability arising from Chargebacks, adjustments, fees and other charges due to or incurred by SERVICERS.

         1.15 "SCHEDULES" means the attachments, addenda and other documents, including revisions thereto, which may be incorporated into and made part of this Agreement.

         1.16 "SERVICES" means the activities undertaken by SERVICERS to authorize, process and settle all United States Dollar denominated VISA and MasterCard Card transactions undertaken by Cardholders at CUSTOMER's location(s) in the United States, and all other activities necessary for SERVICERS to perform the functions specified on the Schedules for all other Cards covered by this Agreement.

         1.17 "SETTLEMENT ACCOUNT" means an account at a financial institution designated by CUSTOMER as the account to be debited and credited by SERVICERS for Card transactions, fees, Chargebacks and other amounts due hereunder or in connection herewith (i.e., fines, penalties, attorneys' fees, etc.).

         1.18 "TRANSACTION RECORD" means evidence of a purchase of goods or services by a Cardholder from CUSTOMER using a Card, regardless of whether the form of such evidence is in paper, electronic or otherwise, all of which must conform to Association Rules.

         1.19 "UNFULFILLED TICKET LIABILITY" means, as of any date, the value of any goods and/or services processed hereunder by CUSTOMER with respect to VISA or MasterCard, as the case may be, in advance of fulfillment.

         1.20 "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

         1.21 "MOODY'S" means Moody's Investor Services, Inc., or any successor thereto.

                                   SCHEDULE A

1.       BANKCARD FEES:

         a) The daily Bankcard processing fees and Interchange levels are as follows:

                        RESERVATIONS:    Visa CPS Hotel/Preferred   -1.76%
                                         MasterCard/TIPS            -1.772%

                        ON-BOARD:        Visa CPS Hotel/Preferred   -1.729%
                                         MasterCard/Merit 3         -1.54%

                  Pricing is based upon the following criteria:

                                         Bankcard Volume         Average Ticket
                                         ---------------         --------------
                        Reservations:     $480,000,000           $1,058.00
                        On-Board:         $183,000,000           $600.00



         b) In addition to the Bankcard Processing Fee identified above, each Visa and MasterCard transaction submitted by Customer will be subject to the applicable Visa and MasterCard interchange fees and assessments in effect: The interchange fees, assessments and qualifying criteria set forth in Attachment I annexed hereto may be changed from time to time as mandated by the Associations. If any MasterCard or Visa transaction(s) fail to qualify for the interchange levels stated above in this Agreement, Customer will be billed for the difference between the rate set forth and the higher rate, plus an additional fee of .01% for said non-qualified transactions.

2.       FEES FOR SERVICES:

         LEASED LINE:                   Servicers will provide a frame
                                        connection from its data center to
                                        Customer's data center. The one-time fee and monthly line charges have not yet been determined and will be paid by Customer.

         QUICK PRO SOFTWARE:            $500.00 one time fee and $60.00 a year
                                        software maintenance fee.

         VOICE AUTHORIZATION:           The following fees will be charged for
                                        voice authorization services: VRU $.45
                                        per authorization; Voice: $.75 per
                                        authorization.

         CHARGEBACK PROCESSING:         An excessive Chargeback handling fee
                                        will be charged in addition to any fee
                                        or fine imposed by Visa or MasterCard.
                                        In the event the Chargeback percentage
                                        of sales exceeds .01% annually, Customer will be charged a Chargeback Processing
                                        Fee of $10.00 per Chargeback that
                                        exceeds the .01% level.

The fee set forth in this Section 2 may be adjusted without notice to reflect increases or decreases in applicable sale or telecommunication taxes as levied by federal, state or local authorities.

3.       ADDITIONAL SERVICES:

It is understood and agreed that Bank shall have no liability whatsoever regarding the processing, authorization or any other service provided by CMS in connection with cards bearing the servicemark of organizations other than the Visa or MasterCard associations.

The additional services to be provided by CMS hereunder shall be in accordance with the terms set forth in the Attachments annexed hereto:

                  Attachment I               Interchange fees and criteria
                  Attachment II              T&E Other Card Services
                  Attachment III             Reservation Service
                  Attachment IV              Advance Lodging/Resort Deposit
                  Attachment V               Priorities/Express Checkout

4.       PAYMENT PLAN

Payment Method is:            Wire    $5.00 per wire

All payments to Customer for purchases by CMS and Bank of valid Debt shall be by Fedwire (bankwire) or through the Automated Clearing House (ACH) and shall normally be electronically transmitted directly to the demand deposit account indicated below, or any successor account designated to receive provisional funding of Customer's Card sales pursuant to the Bankcard Agreement ("Settlement Account"). Neither Bank or CMS can guarantee the timeliness with which any payment may be credited by Customer's depository institution ("Depository").

Customer hereby authorizes Bank and CMS to access information from the Settlement Account and to initiate credit and/or debt entries by Fedwire (bankwire) or ACH transfer and to authorize Depository to block or to initiate, if necessary, reversing entries and adjustments for any original entries made to the Settlement Account and to authorize Depository to provide such access and to credit and/or debit or to block the same to such account. This authorization is without respect to the source of any funds in the Settlement Account, is irrevocable and coupled with an interest. This authority extends to any equipment rental or purchase agreements which may exist between CMS and Customer as well as to any fees and assessments and Chargeback amounts of whatever kind or nature due to CMS and Bank under the Bankcard Agreement. This authority is to remain in full force and effect at all times unless and until CMS and Bank have consented to its termination in such time and in such manner as to afford CMS and Bank and Depository a reasonable opportunity to act on it. In addition, Customer understands and agrees that CMS shall charge Customer ten dollars ($10.00) for each ACH which cannot be processed, and all subsequent funding may be suspended until Customer either (i) notifies CMS that ACHs can be processed; or (ii) a new Electronic Funding Agreement is signed by Customer. In order to insure transactions are properly handled, a copy of a blank, voided check must be attached. Customer's bank must be able to process or accept electronic transfers either via ACH and/or Fedwire (bankwire) which transfers are processed utilizing the Federal Reserve System.


-------------------------------------------------------------------------------
Name of bank                                         Address of bank

-------------------------------------------------------------------------------
Demand deposit number ("Settlement Account")              Transit/ABA number


NORWEGIAN CRUISE LINE LIMITED            CHASE MERCHANT SERVICES, L.L.C. ("CMS")
("CUSTOMER")

By:  /S/LAMARR COOLER                    By:  /s/ PATRICIA KELLER
     ---------------------------------        ----------------------------------
      Title:  Executive Vice President         Title:  Chief Financial Officer
      Date:  March 14, 2003                    Chase Merchant Service, LLC
                                               Date:  April 2, 2003



                                         CHASE MANHATTAN BANK ("BANK")


                                         By:  /s/ PHILIP LEVINE
                                              ----------------------------------
                                               Title:  Credit Director, FDMS
                                               Attorney in Fact for
                                               Chase Manhattan Bank
                                               Date: March 22, 2003

                           ATTACHMENT II TO SCHEDULE A

                            T&E - OTHER CARD SERVICES

This Attachment II to Schedule A supplements the Merchant Bankcard Agreement (the "Agreement") to which it is attached and sets forth the terms applicable to CMS' provision of the specified services for the Card transactions issued by the entities set forth below:

OPTIONAL:

American Express [X]                        JCB [X]
Diners Club [X]                             Discover ("Novus") [X]

The Card issuing entities selected above are collectively referred to as ("Issuer") unless otherwise specified in this Attachment II.

1.       FEES:                              AUTHORIZATION
                                            -------------
                                            (Per Transaction)

         American Express                   $.05
         Diners                             $.05
         Discover                           $.05
         JCB                                $.05

                                            SETTLEMENT SERVICES
                                            -------------------
                                            (Per Transaction)

         JCB                                2.50% of face amount of transaction
         Diners                             2.75% of face amount of transaction

2. GENERAL: Customer understands and acknowledges that CMS' sole responsibility with respect to ISSUER Card transactions shall be to provide the services specified in this Attachment.

In the event Customer has a separate Issuer Agreement with a respective Issuer, all Chargeback and financial obligations including but not limited to fees and issues related thereto shall be governed by the terms of such Issuer Agreement. Notwithstanding the foregoing, in the event CMS is providing settlement services for Diners Club and/or JCB transactions, CMS shall be responsible for providing such services pursuant to the terms of the Agreement. Customer shall comply with all terms and conditions of the Issuer Agreement and the applicable rules, regulations, interpretations and other requirements of the respective Issuer and shall not seek authorization for or submit for processing or settlement hereunder any Issuer Card transactions at anytime when Customer does not have in effect a valid Issuer Agreement with such Issuer. Customer agrees to notify CMS immediately upon the termination of any Issuer Agreement to which it is a party. Upon such termination, CMS shall have no further obligations hereunder to provide any services to Customer with respect to any transactions involving such Issuer Cards.

In the event Customer does not have a separate Issuer Agreement with a respective Issuer, the Issuer Card services to be provided hereunder shall be in accordance with the terms of the Agreement and this Attachment.

3.       ISSUER CONSENTS:

Customer shall be responsible for obtaining any operational consents required of Issuer to comply with procedures or practices contemplated by both Customer and CMS under this Agreement.

4.       AUTHORIZATION SERVICES ONLY:

In the event CMS is providing authorization services for Issuer Card transactions as specified herein, Customer shall seek such authorization from CMS pursuant to the applicable Issuer Agreement or in the absence thereof, the applicable section of the Agreement. Unless CMS is providing processing services for Issuer Card transactions as specified in this Attachment, Customer shall be responsible for processing and submitting directly to the applicable Issuer for settlement of such Card transactions.

5.       PROCESSING AND SUBMISSION TO ISSUERS:

In the event CMS is providing processing services for Issuer Card transactions as specified herein, Customer shall submit to CMS for processing all of Customer's Issuer Card transactions and CMS shall process such transactions and transmit them electronically to the applicable Issuer with a summary of such Card transactions.

1.       SETTLEMENT SERVICES:

In the event CMS is providing settlement services for Diners Club and/or JCB transactions as specified herein, all provisions of the Agreement shall apply to Customer's Diners Club and/or JCB transactions. Following receipt of applicable settlement funds from Diners Club and/or JCB, CMS will initiate a transfer of settlement funds pursuant to the terms set forth in the Agreement and applicable Schedules and/or Attachments.

(a) Diners Club. If settlement services are provided for Diners Club ("Diners") transactions:

         i. Customer shall retain Diners sales drafts and Diners credit vouchers for a period of at least 90 days from the date of the Diners transaction, and Customer shall retain microfilm or legible copies of Diners sales drafts and Diners credit vouchers for a period of at least seven years following the date of transaction.

         ii. Customer shall not accept a Card embossed "for local use only" outside the territory in which it was issued; and

         iii. Customer shall not accept a co-branded Card unless Customer has a specific contractual agreement authorizing Customer to do so.

(b)      JCB.     If settlement services are provided by CMS for JCB
                  transactions:

         I. Customer shall retain original JCB sales drafts and JCB credit vouchers for a period of at least 120 days from the date of the JCB Card transaction and Customer shall retain microfilm or legible copies of JCB sales drafts and JCB credit vouchers for a period of at least three years following the date of the transaction.

         II. For purposes of CMS' Chargeback liability with respect to JCB transactions, an authorization obtained on a transaction does not override any Chargeback reason which may apply to the item.

         III. If Customer processes JCB Card transaction data electronically, Customer's account number must be included in the JCB Card transaction data transmitted to CMS, in addition to the other information required by the Agreement to be included in each sales draft or credit voucher.

         IV. The procedures and requirements contained in the applicable Attachments if Customer is a lodging merchant and accepts JCB Cards to reserve accommodations, subject to the right of JCB Cardholders to cancel reservations at resort establishments until 4:00 p.m. on the scheduled arrival date, notwithstanding any earlier deadline established for Visa and MasterCard Cardholders.

         V. By contracting for JCB settlement services, Customer authorizes JCB to publish its name, address and telephone number in JCB solicitation materials.

CMS does not warrant or bear responsibility for the performance of any Issuer in any way.


NORWEGIAN CRUISE LINE LIMITED                 CHASE MERCHANT SERVICES, L.L.C.
("CUSTOMER")                                  ("CMS")
D/B/A:

By:    /s/ Lamarr Cooler                      By: /s/ Patricia Keller
       -----------------------------------        ------------------------------

Title: Executive Vice President               Title: Chief Financial Officer
       -----------------------------------           Chase Manhattan Service LLC
                                                     ---------------------------
Date:  March 14, 2003                         Date: 4/2/03
       -----------------------------------          ---------------------------


                                              CHASE MANHATTAN BANK ("BANK")

                                              By: /s/ Philip Levine
                                                  -----------------------------

                                              Title: Credit Director, FDDS
                                                     Attorney in Fact for
                                                     Chase Manhattan Bank
                                                     --------------------------
                                              Date: 3/27/03
                                                    ---------------------------

                              US INTERCHANGE RATES

--------------------------------------- ------------------------------------------- ----------------------------------------------
                 TYPE                                   MASTERCARD                                       VISA
--------------------------------------- ------------------------------------------- ----------------------------------------------
                                              CURRENT                 NEW                  CURRENT                   NEW
                                               04/02                 10/02                  04/02                   10/02
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
              MERIT III                     1.38% + $.10          1.38% + $.10       Credit 1.38% + $.05     Credit 1.37% + $.10
              CPS/RETAIL                                                                Check/Electron          Check/Electron
                                                                                         1.25% + $.10            1.25% + $.10
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
              KEY ENTRY                                                                  1.80% + $.10            1.80% + $.10
             CPS RETAIL 2                   1.80% + $.10          1.80% + $.10
           EMERGING MARKET                                                               1.43% + $.05            1.43% + $.05
               MCC ONLY
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
       SERVICE INDUSTRY (SIIP)              1.15% + $.05          1.15% + $.05               N/A                     N/A
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
               MERIT I                      1.90% + $.10          1.90% + $.10               N/A                     N/A
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
        CPS/HOTEL & CAR RENTAL                  N/A                   N/A                1.58% + $.10            1.58% + $.10
             CARD PRESENT
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
                 TIPS                       1.58% + $.10          1.58% + $.10           1.58% + $.10            1.58% + $.10
        CPS/HOTEL & CAR RENTAL
           CARD NOT PRESENT
       CPS/PASSENGER TRANSPORT             1.70% + $.10(1)        1.70% + $.10           1.70 + $.05             1.70 + $.05
         PASSENGER TRANSPORT
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
          CPS/AUTOMATED FUEL                    N/A                   N/A                1.50% + $.05            1.50% + $.05
              DISPENSERS
         CONVENIENCE PURCHASE                  1.80%(2)              1.80%                   N/A                     N/A
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
         CPS/CARD NOT PRESENT                   N/A                   N/A                1.80% + $.10            1.80% + $.10
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
         CPS/ACCOUNT FUNDING                    N/A                   N/A                    N/A                 2.00% + $.10
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
       CPS/ELECTRONIC COMMERCE                  N/A                   N/A                    N/A                 1.80% + $.10
               (BASIC)
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
       CPS/ELECTRONIC COMMERCE                  N/A                   N/A                    N/A                 1.80% + $.10
             (PREFERRED)
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
              WAREHOUSE                        1.10%                 1.10%                   N/A                     N/A
             SUPERMARKET                       1.15%                 1.15%               Credit 1.20%            Credit 1.20%
                                                                                    Check/Electron = $.40   Check/Electron = $.40
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
               EPS/QPS                      1.90% + $.10          1.90% + $.10           2.00% + $.02            2.00% + $.02
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
        ELECTRONIC INTERCHANGE                  N/A                   N/A                2.00% + $.10            2.00% + $.10
       REIMBURSEMENT FEE (EIRF)
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
               STANDARD                     2.54% + $.10          2.54% + $.10           2.30% + $.10            2.30% + $.10
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
           MC MERCHANT UCAF                     N/A               1.91% + $.10               N/A                     N/A
            (US LOCATION)
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
             MC FULL UCAF                       N/A               2.01% + $.10               N/A                     N/A
            (US LOCATION)
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
       SIGNATURE CD. ELECTRONIC                 N/A                   N/A                2.10% + $.10            2.10% + $.10
        SIGNATURE CD. STANDARD                                                           2.35% + $.10            2.35% + $.10
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
        WORLD MASTER CARD T&F               2.20% + $.10          2.20% + $.10               N/A                     N/A
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
      GSA PURCH. CD. LG. TICKET                 N/A                   N/A                 .95% + $35              .95% + $35
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
        PURCH CARD COMMERCIAL                   N/A                   N/A                 .95% + $35              .95% + $35
     EMERGING MARKET LARGE TICKET
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
        CORPORATE FACE TO FACE              1.38 + $.10           1.38 + $.10                N/A                     N/A
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
        CORPORATE DATA RATE I               2.35% + $.10          2.35% + $.10               N/A                     N/A
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
        CORPORATE DATA RATE II                 1.75%                 1.75%                   N/A                     N/A
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
       CORPORATE DATA RATE III                 1.50%                 1.50%                   N/A                     N/A
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
        CORPORATE LARGE TICKET               .85% + $40            .85% + $40                N/A                     N/A
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
           CORPORATE T&E 1                     2.30%                 2.30%               2.10% + $.10            2.10% + $.10
           CORPORATE T&E 2                  2.05% + $.10          2.05% + $.10
         CORPORATE ELECTRONIC
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------
          CORPORATE STANDARD                2.54% + $.10          2.54% + $.10           2.35% + $.10            2.30% + $.10
--------------------------------------- --------------------- --------------------- ----------------------- ----------------------

Note: Standard Interchange requires processing in 30 calendar days. Merit I, EIRF, Data Rate I, II & III require processing in 3 days. Corporate
       T&E requires processing in 9 days. All other Interchange levels require processing in 2 days.

(1)    Effective 4/9/00 for Airline and Passenger Railway

(2) Effective 6/9/00 for Fast Food, Convenience Stores, Petroleum and Movie Theater MCCs

(3)    Applies to GSA Purchase Cd 31 no. #72600-472699 and 648600-448699 only.
       Transaction greater than US$5,000.

(4)    Applies to Visa Business to Business MCC Merchants only.

                           [NORWEGIAN CRUSE LINE LOGO]



                              CONSENT TO ASSIGNMENT

                                 March 26, 2004


JPMorgan Chase Bank
Chase Merchant Services, L.L.C.
265 Broad Hollow Road
Melville, New York 11747
Attention:  Executive Vice President Operations

RE:      Consent to Assignment

To Whom It May Concern:

         Reference is made to that certain Merchant Services Bankcard Agreement dated April 2, 2003 ("Agreement") by and among Norwegian Cruise Line Limited ("Customer"), JPMorgan Chase Bank ("Bank") and Chase Merchant Services L.L.C. ("CMS").

         Please be advised that starting in late 2003, Customer undertook a reorganization of the Norwegian Cruise Line and Orient Lines business within the Star Cruises Group, which we refer to as the "Reorganization". The Reorganization entailed certain corporate changes including the incorporation of NCL Corporation, Ltd. ("NCLC") in December 2003, a wholly owned subsidiary of Star Cruises Limited. NCLC was formed as part of the Reorganization. The Reorganization is intended to increase the financial self-sufficiency of the business, allowing NCLC to raise general corporate and ship-specific financing, and to facilitate the renewal of NCLC's fleet as newly-built ships are placed into service as older ships are phased out.

         The closing of this Reorganization will occur on or about March 26, 2004. Pursuant to Section 18.1 of the Agreement, this Reorganization is considered an assignment of the Agreement and requires the consent of Bank and CMS. As such, the prior written consent of Bank and CMS to the assignment of the Agreement from Customer to NCLC is hereby being requested. Customer and NCLC acknowledge that in accordance with the requirements of Section 20.1 of the Agreement, CMS is the beneficiary under that certain Letter of Credit issued by DnB NOR Bank ASA (DnB) (formerly, Den Norske Bank), number DnBs/2003/135, in the amount of USD20,000,000.00 and that certain Standby Documentary Credit issued by The HongKong and Shanghai Banking Corporation Limited (HSBC) number SDCHKH252020 in the amount of USD80,000,000.00 (collectively, the "Collateral Letters of Credit"). CMS and Bank's consent to the Reorganization is conditioned upon and shall not become effective until CMS receives original amendments to the Collateral Letters of Credit, from DnB and HSBC, respectively, reflecting that the Collateral Letters of Credit are issued for the account of NCLC, in lieu of and substituting Customer, as the applicant. Upon receipt of such original amendments in a form acceptable to CMS, NCLC shall be substituted as the Customer under the Agreement and shall be bound to the terms and conditions of the Agreement and responsible for all obligations of Customer thereunder.

         Please indicate your consent to the foregoing by signing in the space provided below and returning it to me. Please contact me if you have any questions.

                              Very truly yours,

                              NORWEGIAN CRUISE LINE LIMITED

                              By: /s/ Lamarr B. Cooler
                                  --------------------------------------------
                                  Lamarr B. Cooler
                                  Executive Vice President & Chief Financial
                                  Officer

                              NCL CORPORATION, LTD.



                              By: /s/ Lamarr B. Cooler
                                  ----------------------------------------------
                                  Lamarr B. Cooler
                                  Executive Vice President & Chief Financial
                                  Officer

Accepted and Agreed to as of this 30 of March 2004:
JPMORGAN CHASE BANK


By: /s/ Milton Nicholis
    -------------------------------
    Credit Officer, FDMS
    Attorney in Fact for
    Chase Manhattan Bank

Date: 3/31/04
      ----------------------------

CHASE MERCHANT SERVICES L.L.C.


By: /s/ Patricia Keller
    -------------------------------
    Chief Financial Officer
    Chase Merchant Service, LLC

Date: 3/30/04
      ----------------------------


cc:      Attn:  General Counsel's Office
         3975 N.W. 120th Avenue
         Coral Springs, FL  33065



                                       2